Exhibit 10.6
AMENDMENT NUMBER 2
TO THE
AMERICAN NATIONAL INSURANCE COMPANY
NONQUALIFIED RETIREMENT PLAN
FOR CERTAIN SALARIED EMPLOYEES
(Restated Effective December 31, 2007)
This Amendment Number 2 (the “Amendment”) to the American National Insurance Company Nonqualified Retirement Plan for Certain Salaried Employees (the “Plan”) is made this 30th day of December, 2008 to be effective December 31, 2007 by American National Insurance Company, American National Property and Casualty Company, Standard Life and Accident Insurance Company, Garden State Life Insurance Company, and Securities Management and Research, Inc. (collectively, the “Company”).
W I T N E S S E T H:
WHEREAS, the Company maintains the Plan; and
WHEREAS, the Company approved an amendment to the Plan in 2003 (the “2003 Amendment”), the purpose of which was to limit compensation used for purposes of total pension credit for individuals covered under the Plan;
WHEREAS, the Company wishes to incorporate the terms of the 2003 Amendment into the Plan, as restated, effective December 31, 2007;
WHEREAS, the Company allowed certain elections to be made in operation requiring an amendment to the Plan to allow such elections;
WHEREAS, the Plan may be amended by the Company pursuant to Section 7.1 of the Plan.
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and is hereby amended, effective December 31, 2007 as follows:
1.	Section 5.2 of the Plan is amended by inserting the following between the existing second and third paragraphs thereof:

“Notwithstanding the preceding to the contrary, Participants who have previously made elections with respect to the time or form of payment of their benefits may make new elections on or before December 31, 2008 with respect to both the time and form of payment of such amounts. However, with respect to such an election to change a time and form of payment, the election may apply only to amounts that would not otherwise be payable in the year such Change in Payment Election is made and may not cause an amount to be paid in the year such Change in Payment Election is made that would not otherwise be payable in the year such Change in Payment Election is made.”

2.	Except as amended and modified by this Amendment, all other terms of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed the day and year first above written to be effective as of December 31, 2007.

American National Insurance Company		Standard Life and Accident Insurance Company

By:		By:
	G. Richard Ferdinandtsen President, Chief Operating Officer		G. Richard Ferdinandtsen Chairman of the Board, President, Chief Executive Officer

American National Property and Casualty Company		Securities Management and Research, Inc.

By:		By:
	Gregory V. Ostergren Chairman of the Board President, Chief Executive Officer		Michael W. McCroskey President, Chief Executive Officer

Garden State Life Insurance Company

By:
Scott K. Luchesi President, Chief Executive Officer

AMENDMENT NUMBER 1
TO THE
AMERICAN NATIONAL INSURANCE COMPANY
NONQUALIFIED RETIREMENT PLAN
FOR CERTAIN SALARIED EMPLOYEES
(Restated Effective December 31, 2007)
This Amendment Number 1 (the “Amendment”) to the American National Insurance Company Nonqualified Retirement Plan for Certain Salaried Employees (the “Plan”) is made this 30th day of December, 2008 to be effective December 31, 2007 by American National Insurance Company, American National Property and Casualty Company, Standard Life and Accident Insurance Company, Garden State Life Insurance Company, and Securities Management and Research, Inc. (collectively, the “Company”).
W I T N E S S E T H:
WHEREAS, the Company maintains the Plan; and
WHEREAS, the Company approved an amendment to the Plan in 2003 (the “2003 Amendment”), the purpose of which was to limit compensation used for purposes of total pension credit for individuals covered under the Plan to the sum of:
(i)	compensation other than incentive compensation based directly on production of new business; and
(ii)	incentive compensation that is based directly on the production of new business, up to a maximum of one times base salary.
WHEREAS, the Company wishes to incorporate the terms of the 2003 Amendment into the Plan, as restated, effective December 31, 2007; and
WHEREAS, the Plan may be amended by the Company pursuant to Section 7.1 of the Plan.
NOW, THEREFORE, the Plan shall be, and is hereby amended, effective December 31, 2007 as follows:
The definition of compensation for pension benefit purposes in the Plan, is the amount of such compensation for 2003 and subsequent years equal to the sum of
(i)	compensation other than incentive compensation based directly on production of new business; and

(ii)	incentive compensation that is based directly on the production of new business, up to a maximum of one times base salary.

For any calendar year containing less than a full year of employment, a pro-rata adjustment to the annual base salary shall apply for purposes of this limitation.
Except as amended and modified by this Amendment, all other terms of the Plan shall remain unchanged.
IN WITNESS WHEREOF, this Amendment has been executed the day and year first above written to be effective December 31, 2007.

American National Insurance Company		Standard Life and Accident Insurance Company

By:		By:
	G. Richard Ferdinandtsen President, Chief Operating Officer		G. Richard Ferdinandtsen Chairman of the Board, President, Chief Executive Officer

American National Property and Casualty Company		Securities Management and Research, Inc.

By:		By:
	Gregory V. Ostergren Chairman of the Board President, Chief Executive Officer		Michael W. McCroskey President, Chief Executive Officer

Garden State Life Insurance Company

By:
Scott K. Luchesi President, Chief Executive Officer

AMERICAN NATIONAL INSURANCE COMPANY
NONQUALIFIED RETIREMENT PLAN
FOR CERTAIN SALARIED EMPLOYEES
(Restated Effective December 31, 2007)

PREAMBLE
This American National Insurance Company Nonqualified Retirement Plan for Certain Salaried Employees (the “Plan”) has been restated to provide certain salaried employees with deferred compensation that complies with Internal Revenue Code (“IRC”) section 409A and the regulations thereunder. In addition, a Participant in the “Non-Qualified Deferred Compensation Arrangement Approved by the ANREM Board of Directors” dated September 19, 1990 became an Eligible Employee under this Plan effective January 1, 2005. Finally, Participants in the “ANICO Non-Qualified Deferred Compensation Plan” that were not in pay status as of December 31, 2004 have been transferred to this Plan as Eligible Employees to consolidate all nonqualified deferred compensation of the Company subject to IRC section 409A in this Plan.
ARTICLE I
DEFINITIONS
Any term used in this Plan that is defined in the Retirement Plan shall have the same meaning for purposes of this Plan that it has under the Retirement Plan, unless the term is defined differently under this Plan. The following terms shall have the meaning defined:
1.1 “Additional 2007 Compensation” means the proceeds a Participant received during 2007 from the sale of shares awarded under the American National 2001 Stock and Incentive Plan for Development and Growth of the Farm Family Companies.
1.2 “Beneficiary” means any person to whom benefits are payable after the death of an Eligible Employee under the Retirement Plan. Such person shall also receive payment of any benefits payable under this Plan after the Participant’s death.
1.3 “Committee” means the Benefits Committee of American National Insurance Company.
1.4 “Company” means American National Insurance Company and any corporation that is a participating company in the Retirement Plan.
1.5 “Distribution Election” means an election by a Participant specifying the date upon which payment of benefits under this Plan shall begin.
1.6 “Eligible Employee” means a fully vested Participant in the Retirement Plan who qualifies as a member of a select group of management or highly compensated employees within the meaning of ERISA Section 201(2) and who is designated by the Board of Directors of the Company.

1.7 “EVP” means a Participant who is an Executive Vice President of the Company or higher rank.
1.8 “Life Annuity” means a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant, or a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant, followed upon the death or end of the life expectancy of the Participant by a series of substantially equal periodic payments, payable not less frequently then annually, for the life (or life expectancy) of the Participant’s designated beneficiary (if any).
Acceptable types of Life Annuities include:
•	Single Life Annuity with monthly payments for the life of the Participant with the last payment payable for the month during which the Participant dies;
•	Joint and Survivor Annuity with an actuarially equivalent monthly benefit payable for the life of the Participant with monthly payments of all or a specified percentage of that amount continued after the Participant’s death for the life of the Participant’s Surviving Spouse (the specified percentage shall be 50%, or 66-2/3%, 75%, or 100%); and
•	An actuarially equivalent monthly benefit payable for the life of the Participant but not for less than ten (10), fifteen (15), or twenty (20) years of guaranteed monthly payments with any remaining payments payable to the Participant’s Designated Beneficiary if the Participant dies before the end of the specified period certain.
1.9 The “Named Fiduciary” for the Plan is the Committee.
1.10 “Normal Retirement Age” means age 65.
1.11 “Participant” means an Eligible Employee on whose behalf benefits are payable under this Plan.
1.12 “Plan” means this American National Insurance Company Nonqualified Retirement Plan for Certain Salaried Employees, as amended from time to time.
1.13 The “Plan Administrator” is the Committee.
1.14 “Plan Year” means the calendar year.
1.15 “Retirement Plan” means the American National Insurance Company Employees Retirement Plan.

1.16 “Severance of Service” means an Employee’s death, retirement, or other termination of employment with the Company’s control group of companies as defined under IRC section 414(b) or (c) and the accompanying regulations, but substituting a 50 percent ownership level for the 80 percent ownership level in section 414(b) and (c) and the accompanying regulations.
1.17 “Specified Employee” means a “key employee” (as defined in IRC section 416(i) without regard to section 416(i)(5)) of a company that is publicly traded on an established securities market or otherwise.
1.18 “Subsequent Election” means a change to an existing Distribution Election affecting the timing or form of a benefit payment made in accordance with Section 5.3 of the Plan.
ARTICLE II
ELIGIBILITY FOR PARTICIPATION
Each Eligible Employee shall participate in this Plan effective as of the date the Employee becomes an Eligible Employee. No formal enrollment or application shall be required; participation shall be automatic.

ARTICLE III
FUNDING
Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and a Participant, Beneficiary or any other person. The Participant’s benefit will be nonforfeitable at all times provided, however, that title to and beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the benefits under this Plan, shall at all times remain in the Company in the general asset account and neither a Participant nor a Beneficiary shall have any right or property interest whatsoever in any such assets of the Company. The Company shall not be required to fund its obligations under this Plan in any manner, whether by purchase of insurance contracts, or by contributions to a trust fund, or by deposits in an escrow account, or otherwise. However, if the Company does purchase any such contract or deposit funds in any such account, then neither a Participant nor his Beneficiaries shall have any right or interests in such contracts, participating trust, or accounts but may look only to the Company’s unsecured promise to pay in accordance with the provisions of this Plan.
ARTICLE IV
COMPUTATION OF BENEFITS
4.1 If the benefit payable to a Participant, his surviving spouse, or other Beneficiary under the Retirement Plan would be less than the amount computed under the provisions of Article V of the Retirement Plan because of the application of the provisions of Internal Revenue Code sections 401(a)(17) which limits the annual compensation of each employee taken into account under the Retirement Plan and 415 which limits the maximum benefits of each employee taken into account under the Retirement Plan, the Participant, his surviving spouse, or other Beneficiary shall be paid under this Plan, a benefit equal to the difference between (i) and (ii) where (i) is the sum of the vested accrued benefit payable under the Retirement Plan, and (ii) is the vested accrued benefit that would have been accrued and payable under the Retirement Plan if the limitations of Internal Revenue Code sections 401(a)(17) and 415 had not applied (subject to the adjustments indicated in this Article IV).

4.2 Provided however, that if a Participant under this Plan is a former participant under the American National Insurance Company Non-Qualified Retirement Plan (covering employees of Executive Vice President and higher rank), and the provisions of such plan’s sections 4.1 to 4.5 regarding benefits payable (before offset of the corresponding qualified plan benefits) at Normal Retirement, Late Retirement, Early Retirement, Vested termination, and Pre-Retirement Death (as those terms are defined in such plan) respectively produce a higher benefit, then those provisions shall apply with regard to the determination of item (ii) in the preceding paragraph.
4.3 Also provided however, if a Participant in this Plan was also a participant before January 1, 2005 in the Non-Qualified Deferred Compensation Arrangement Approved by the ANREM Board of Directors dated September 19, 1990 with respect to defined benefit pension benefits for service at ANREM, any such service at ANREM not included under the Retirement Plan for purposes of benefit calculation shall nevertheless be included under this Plan in the determination of item (ii) in Section 4.1 of this Plan.
4.4 If a Participant has Additional 2007 Compensation, any such compensation not included under the Retirement Plan for purposes of any accrued benefit calculations shall nevertheless be included under this Plan in the determination of item (ii) in the Section 4.1 of this Plan.
ARTICLE V
PAYMENT OF BENEFITS
5.1 Payment of benefits under this Plan shall begin as of the later of attainment of age 55, the date specified in a timely completed Distribution Election Form, or six (6) months after a Severance of Service. A Participant may elect to receive benefits in a single sum, in five (5), ten (10), or fifteen (15) equal annual installments, or in a Life Annuity.
If the distribution is in the form of an annuity, any additional benefits accruing to the Participants after payment of benefits commence will be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.
Payments will be made to the Participant or, if the Participant is deceased, to the Participant’s designated Beneficiary, if applicable.
Other provisions notwithstanding, a Participant determined to be a Specified Employee who is entitled to a distribution as a result of a Severance of Service shall receive the initial benefit payment six (6) months after the Severance of Service or, if earlier, his date of death.

For purposes of this Plan, actuarial equivalence of the single sum payment, five (5), ten (10), and fifteen (15) year equal annual installments, and Life Annuity shall be computed on the basis of the assumptions specified in the Retirement Plan for such purpose. Installment payments will be computed on the same basis and using the same actuarial assumptions as is used to determine the actuarial equivalence of a single sum payment. Benefits under this Plan that are paid before Normal Retirement Age shall be reduced in accordance with the provisions of the Retirement Plan governing payment of benefits before Normal Retirement Age.
5.2 An Eligible Employee may file an initial Distribution Election Form within thirty (30) days of the date of first becoming eligible to participate in the Plan. If the Participant does not complete an initial Distribution Election Form, the Participant’s benefit will be paid as a single sum on the later of attainment of age 55 or Severance of Service.
Benefits will be paid at the time and in the form specified by the Participant’s initial Distribution Election Form. With the exception of a Subsequent Election, Participants may not change the timing or form of benefit distribution under the Plan.
Other provisions notwithstanding, an EVP may file a new Distribution Election Form specifying a different form of distribution before each Plan Year. An EVP’s new Distribution Election Form will be effective for benefits credited in the Plan Year following the calendar year in which the new Distribution Election Form is completed. The payment of an EVP’s benefits credited each Plan Year will be made in the form specified by the EVP’s Distribution Election Form applicable for that Plan Year. If an EVP does not submit a new Distribution Election Form for future Plan Years, the form of distribution specified on the most current Distribution Election Form shall govern.
5.3 Subsequent Election: A Participant may elect to modify an existing Distribution Election as to the time of distribution and/or form of distribution by completing a Subsequent Election Form.
Any Subsequent Election must satisfy the following requirements:
•	The Subsequent Election will not take effect until at least twelve (12) months after the date on which the election is made;
•	The payment will be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid (or, in the case of a Life Annuity, five (5) years from the date the first amount was scheduled to be paid); and
•	The Subsequent Election must be made at least twelve (12) months prior to the date that the payment is otherwise scheduled to be paid (or, in the case of a Life Annuity, one (1) year before the date the first payment was otherwise scheduled).

For purposes of this Section 5.3, individual installment payments will be treated as single sum payments subject to separate Subsequent Elections.
However, a change in designated Beneficiary before any Life Annuity payment has been made under the Plan is not a change in the time or form of payment for these purposes.
In addition, a change in the form of a payment before any Life Annuity payment has been made under the Plan, from one type of Life Annuity to another type of Life Annuity with the same scheduled date for the first annuity payment, is not considered a change in the time and form of a payment for these purposes, provided that the Life Annuities are actuarially equivalent applying reasonable actuarial methods and assumptions.
The entitlement to a Life Annuity is treated as the entitlement to a single payment. Accordingly, an election to delay payment of a Life Annuity, or to change the form of payment of a Life Annuity to some form of payment other than a Life Annuity, must be made at least twelve (12) months before the scheduled commencement of the Life Annuity, and must defer the payment for a period of not less than five (5) years from the originally scheduled commencement of the Life Annuity.
5.4 Eligibility for Pre-Retirement Death Benefit: Other provisions of the Plan not withstanding, in the event of a Participant’s death prior to commencement of benefits under this Plan, the Participant’s beneficiary will receive a Pre-Retirement Death Benefit equal to the Participant’s benefit calculated pursuant to Article IV of this Plan as of the Participant’s date of death. The Pre-Retirement Death benefit will be paid ninety (90) days following the date of death and will be paid as a single sum payment.
5.5 Interest in Agreement Nonassignable: A Participant shall not have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments under this Plan. Payments will not be subject to the claim of any creditor of an Eligible Employee, nor can payments be taken in execution by attachment or garnishment or by any other legal or equitable proceeding.
5.6 Distribution to Minors or Incapacitated Persons: If the Committee shall find that any person to whom any benefit payment is to be made under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any benefit payment due (unless a prior claim has been made by a duly appointed guardian or other legal representative) may be paid to the spouse, a child, or a parent, or to any person deemed by the Committee to have incurred expense for care of the person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan to the extent of the payment made.

5.7 Termination of Service: Nothing in this Plan shall be construed to give a Participant the right to be retained as an employee of the Company or to impair the right of the Company to terminate a Participant’s services at any time with or without cause.
ARTICLE VI
CLAIMS PROCEDURE
6.1 Filing and Initial Determination of Claim: The Participant or his duly authorized representative may file a claim for a benefit to which the claimant believes that he is entitled. Such a claim must be in writing and delivered to the Plan Administrator. Within ninety (90) days after receipt of a claim, the Plan Administrator shall send to the claimant notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety-day (90) period. The Plan Administrator shall have full sole discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this Section 6.1, the claim shall be deemed denied and the claimant shall be permitted to exercise his right to review pursuant to Section 6.3 below.
6.2 Duty of Plan Administrator Upon Denial of Claim: If a claim for benefits is denied, the Plan Administrator shall provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and (d) an explanation of the claim review procedure.
6.3 Request for Review of Claim Denial: Within sixty (60) days after receipt by the claimant of written notification of the denial in whole or in part of his claim, the claimant or his duly authorized representative, upon written application to the Plan Administrator in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of the request for review, the Plan Administrator shall review the claim. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than sixty (60) days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of a request for review. If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial sixty-day (60) period. If notice of the decision on the review is not furnished in accordance with this Section 6.3, the claim shall be deemed denied.
ARTICLE VII
AMENDMENT AND TERMINATION
7.1 Power to Modify, Suspend or Terminate: The Company expects this Plan to be permanent, but as future conditions affecting the Company cannot be foreseen, the right is reserved to amend, modify, suspend or terminate the Plan. Any such amendment, modification, suspension or termination of the Plan shall be effective not earlier than the date on which the Company gives notice of such action to affected Participants. An amendment or modification may affect future Participants, but may not diminish the accrued benefit of any Participant or Beneficiary as it existed immediately prior to the effective date of such amendment or modification.
7.2 Nonforfeitable Rights Upon Termination or Suspension of the Plan: Upon any termination or partial termination of the Plan or complete discontinuance of deemed contributions under the Plan, the rights of each affected Participant to his entire accrued benefit to date of such termination, partial termination, or discontinuance shall be nonforfeitable and fully vested. The Company shall be contractually liable to each such Participant for such accrued benefits.
ARTICLE VIII
MISCELLANEOUS
8.1 Applicable Law: This Agreement shall be construed in accordance with and governed by the laws of the State of Texas except insofar as the laws of the State of Texas are preempted by the Employees Retirement Income Security Act of 1974.
8.2 Effect of the Agreement: This Agreement shall be binding upon and inure to the benefit of the Company, its successor and assigns, and the Participant and his heirs, personal representatives, and legal representatives.

IN WITNESS WHEREOF, the following corporations have caused this Plan to be executed effective December 31, 2007.
(Signatures contained on following page)

American National Insurance Company		Standard Life and Accident Insurance Company

By:		By:
	G. Richard Ferdinandtsen President, Chief Operating Officer		G. Richard Ferdinandtsen Chairman of the Board, President, Chief Executive Officer

American National Property and Casualty Company		Securities Management and Research, Inc.

By:		By:
	Gregory V. Ostergren Chairman of the Board President, Chief Executive Officer		Michael W. McCroskey President, Chief Executive Officer

Garden State Life Insurance Company

By:
Scott K. Luchesi President, Chief Executive Officer